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                                                                  EXHIBIT 10.30


                            REVOLVING LOAN AGREEMENT

        This Agreement is effective as of February 1, 1997, by and between JAYCOR, INC., a California corporation and JAYCOR NETWORKS, INC., a Delaware corporation, with reference to the following facts:

        A. From time to time, either party may borrow sums of money from the other in the ordinary course of business.

        B. The parties desire to enter into this Agreement to provide for such borrowings and evidence the obligation to repay the same.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1. Advances. With the mutual consent of the borrowing party and the lending party, each of the parties may borrow and/or lend to the other parties such sums as may be requested from time to time in the ordinary course of business. All such advances shall be on such commercially reasonable terms as are agreed upon by the parties borrowing and lending such sums. Amounts borrowed from time to time may be repaid and reborrowed at any time.

               2. Evidence of Advances. All advances shall be evidenced on the books and records of the lending party, which shall be presumptive evidence of each such advance in the amount outstanding. Each such repayment shall likewise be evidenced on the books and records of such party.

               3. Interest Rate. Unless otherwise agreed to, any advance shall bear interest at a floating rate equal to the weighted average cost of capital of the lending party or any other such mutually agreeable index.

               4. Payments. Unless otherwise agreed to, advances shall be repaid upon demand, and if no demand is made, within ten (10) years of the date of such advance.

               5. Defaults and Remedies. Upon default in payments or performance under this Agreement or pursuant to any other agreement with respect to such advances, if the advancing party so elects (notice of election being expressly waived), all principal remaining unpaid to such advancing party by the defaulting party, together with any accrued interest thereon, and all other sums due hereunder or under any other agreement between said advancing party and said borrowing party, shall at once become due and payable. No delay or omission of the advancing party in exercising any right or power arising in connection with any event of default shall be construed as a waiver or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. The advancing party, may at its sole option, waive any of the conditions herein and no waiver shall be deemed to be a waiver of the advancing party's rights, but rather shall be deemed to have been made in pursuance of this

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Agreement and not in modification thereof. No waiver of any event of default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent event of default.

               6. Notice. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing.

               7. Waivers of Notice. Each borrowing party waives notice of acceptance hereof, notice of the existence, creation or acquisition of any of the obligations; notice of an event of default; notice of the amount of the obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other borrowing party or of any other fact that might increase the borrowing party's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the borrowing party would otherwise be entitled.

               8. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any party without each other party's prior written consent, which consent may be granted or withheld in each party's sole discretion. This Agreement is made solely for the benefit of the parties hereto and no for any other party.

               9. Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

               10. Amendments in Writing. This Agreement may be amended or terminated only pursuant to a writing executed by all of the parties.

               11. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision of rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

               12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date set forth above.


                             BY: /s/ ERIC P. WENAAS                4/20/98
                                ------------------------------------------

                             TITLE: President and CEO
                                   ---------------------------------------
                                    JAYCOR, INC., a California corporation


                             BY: /s/ TERRY M. FLANAGAN
                                 -----------------------------------------

                             TITLE: President
                                   ---------------------------------------
                                   JAYCOR NETWORKS, INC.,
                                   a Delaware corporation